March 26, 2001


Exelon Corporation
10 South Dearborn Street
37th Floor
P. O. Box 805379
Chicago, Illinois 60680-5379

                  RE:      Exelon Corporation -
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Exelon Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $1,500,000,000 principal amount of debt securities of the Company (the "Debt Securities").

                  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Debt Securities. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we have deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

                  The opinions expressed below are based on the assumption that the Registration Statement will become effective.


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Exelon Corporation
March 26, 2001
Page 2



                  Based upon the foregoing, we are of the opinion that the Debt Securities to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the form of which is filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.


                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP